UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 19, 2016

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

On July 28, 2016, Performance Realty Management, LLC (“Performance Realty”) was issued 439,401 shares of common stock in the Company pursuant to a Designation and Acceptance of Rights (the “Designation”) entered into between Performance Realty, the Company, and the “Designor” under the Designation - Sean Zarinegar, who is the Chairman of the Board and Chief Financial Officer for American Housing Income Trust, Inc. (the “Company”).

The Designation had been unanimously approved by the Company’s Board of Directors with Mr. Zarinegar abstaining from vote. This issuance resulted in Performance Realty owning 1,439,401 shares of issued and outstanding common stock in the Company, of which 1,000,000 shares issued on September 28, 2015 were registered as selling shareholder shares with the Company’s registration statement on Form S-11 with an effective date of June 22, 2016. This issuance did not adjust Mr. Zarinegar’s beneficial ownership in the Company; however, it did increase Performance Realty’s beneficial ownership to 1,439,401, or 16% (based on the adjusted issued and outstanding shares set forth herein).

On August 15, 2016, as part of a restructuring of related parties, Performance Realty and the Company closed on a Stock Exchange and Restructuring Agreement (the “Exchange Agreement”). Pursuant to the Articles of Amendment to Articles of Organization of Performance Realty dated April 1, 2016, the Class A Units have preference over the common units in Performance Realty, on, amongst other things, “…any future reorganization or stock exchange on a pro rata basis, as determined by [Mr. Zarinegar, as Manager].” Furthermore, pursuant to the disclosures in the Private Offering for Performance Realty under Rule 506(b) of Regulation D, which resulted in the issuance of 144 (rounded up) Class A Units to forty-eight holders, and Section 3.3(t) of the Operating Agreement for Performance Realty, which had been attached as an exhibit to the Private Offering, Mr. Zarinegar, as Manager, was granted limited power of attorney by each Class A Unit holder to vote their respective proxy on any future exchange, such as the one agreed to in the Exchange Agreement. As a result of the closing of the Exchange Agreement, those prior members of Performance Realty at Exhibit A of the Exchange Agreement were issued shares of common stock in the Company, which was subsequently modified through the Consent of the Board of Directors regarding the issuance, and which will be forth in the updated Selling Shareholder chart in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11.

Prior to the Exchange Agreement, Performance Realty had represented that its business model and intent was to expand on its property management services for other real estate investment trusts, or other property holding and operating companies, similar to the services rendered as manager of American Realty Partners, LLC, an Arizona limited liability company and wholly-owned subsidiary of the Company. However, Mr. Zarinegar, as authorized under the Operating Agreement for Performance Realty, determined, exercising his sound business judgment and discretion, that the Class A Unit holders would benefit from an issuance of shares in the Company considering the trajectory of the Company’s acquisitions, and the fact that the Company is publicly reporting with the United States Securities and Exchange Commission (the “SEC”) and trades on the OTCQB marketplace.

The Company had determined that the exchange of units for stock between related parties under the Exchange Agreement was beneficial to its overall capital structure. For United States federal income tax purposes, the transactions contemplated in the Exchange Agreement were intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder (the “Code”)) and the Exchange Agreement was intended to be adopted as a plan of reorganization for purposes of Section 368 of the Code. Notwithstanding this intention, Performance Realty and the Company have advised the Class A Unit members of Performance Realty that it was not passing on whether the exchange actually qualifies for a tax-free event under the Code; rather, the parties advised the Performance Realty members of the intended treatment set forth herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Exhibits

Exhibit	Description
10.1	Designation of Rights
10.2	Stock Exchange Agreement
10.3	Board Consent Regarding Issuance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Jeff Howard

Name:  Jeff Howard

Title: Chief Executive Officer and President

Dated: August 23, 2016

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